UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 30, 2023

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.

On June 30, 2023, Scholar Rock Holding Corporation (the “Company”) issued a press release announcing 36-month topline results from its TOPAZ Phase 2 clinical trial for apitegromab for patients with nonambulatory spinal muscular atrophy (“SMA”). A copy of the press release is attached hereto as Exhibit 99.1.

On June 30, 2023, Thomas O. Crawford, M.D., Professor of Neurology and Pediatrics at Johns Hopkins University and the lead principal investigator of the Company’s TOPAZ trial, presented at two podium presentations at the Cure SMA Research & Clinical Care Meeting (“Cure SMA”) and presented new data from the Company’s Phase 2 TOPAZ trial extension period evaluating patient outcomes after 36 months of treatment with apitegromab. A copy of the podium presentations at Cure SMA may be accessed by visiting the Publications & Posters section of the Company’s website at https://scholarrock.com/our-science/publications-posters/.

On July 12, 2023, the Company will host a conference call and webcast at 9:00 am ET to discuss the 36-month data from the TOPAZ Phase 2 clinical trial and apitegromab’s potential to advance the standard of care in SMA. A copy of the presentation slides to be used by the Company during the conference call and webcast is attached hereto as Exhibit 99.2. A live webcast of the conference call may be accessed by visiting the Investors & Media section of the Company’s website at http://investors.scholarrock.com.

The information in this report furnished pursuant to Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 and Exhibit 99.1 of this report.

Item 8.01. Other Events.

TOPAZ Phase 2 Clinical Trial Update

On June 30, 2023, the Company announced new data from the Phase 2 TOPAZ trial extension period evaluating patient outcomes at 36-months of treatment with apitegromab. These data showed that continued treatment with apitegromab over the extended treatment period was associated with substantial and sustained improvement in motor function, as well as improvements in patient-reported outcome measures in patients with nonambulatory Types 2 and 3 SMA receiving survival motor neuron (SMN)-targeted therapy.

Nonambulatory patients (ages 2-21) experienced substantial and sustained gains in Hammersmith Functional Motor Scale-Expanded (HFMSE) and Revised Upper Limb Module (RULM) scores over the 36-month extended treatment period from baseline:

	12-Month Data	24-Month Data	36-Month Data
Mean Change from Baseline in HFMSE (95% Confidence Interval)	3.6 points (1.2, 6.0) N=32	4.2 points (1.9, 6.6) N=29	4.0 points (1.0, 6.9) N=28
Mean Change from Baseline in RULM (95% Confidence Interval)	1.3 points (0.2, 2.3) N=31	2.3 points (1.2, 3.3) N=31	2.4 points (1.1, 3.7) N=27

For the 36-month data, an observed case analysis was conducted, which pooled data for all nonambulatory patients (including those patients on 20 mg/kg of apitegromab for the full duration of the trial, and those who switched from 2 mg/kg to 20 mg/kg at various time intervals in year 2) and was based upon the available data. These analyses exclude data for patients post scoliosis surgery.

Nonambulatory patients (ages 2-21) had improvements in PEDI-CAT (measure of activities of daily living) and PROMIS-Fatigue (a patient-reported outcome tool measuring fatigue) that were consistent and sustained at 36 months. The mean change in PEDI-CAT daily activity domain from baseline at 36 months was 2.2 (95% CI: –0.1, 4.5; N=17), indicating an improvement in the ability to perform daily activities. The mean change in PROMIS-Fatigue from baseline at 36 months was –4.6 (95% CI: –8.7, –0.5; N=14), indicating a decline in fatigue. These improvements in PEDI-CAT and PROMIS-Fatigue were generally consistent with improvements in motor function across the 36 months of the study period.

Treatment-emergent adverse events (TEAEs) at 36 months were consistent with previous reports at 12 and 24 months, with no new findings after an aggregate of 198 patient-years of exposure. TEAEs were mostly mild to moderate in severity, and generally consistent with the underlying patient population and background therapy. The five most common TEAEs were headache, pyrexia, COVID-19, nasopharyngitis, and upper respiratory tract infection. No deaths or suspected unexpected serious adverse reactions or hypersensitivity reactions were observed with apitegromab at 36 months. A total of 21 serious TEAEs were reported over the 36-month treatment period. No patients displayed positive titers for apitegromab antibodies (ADA).

More than 90 percent of nonambulatory patients remained on treatment in the extension study.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on June 30, 2023.
99.2	Presentation Slide Deck
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: June 30, 2023	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary